UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On May 29, 2010, Trico Marine Services, Inc. (the “Company”) announced that Joseph S. Compofelice ceased to serve as President and Chief Executive Officer of the Company, effective May 29, 2010. Concurrently, Mr. Compofelice ceased to serve as Chairman and as a member of the Board of Directors of the Company (the “Board”).
     (c) On May 29, 2010, the Company announced that the Board appointed Richard A. Bachmann, age 64, as Chairman of the Board and interim Chief Executive Officer, effective May 29, 2010. Prior to his appointment, Mr. Bachmann served as the lead director and Chairman of the Board’s Nominating and Governance Committee and as a member of the Board’s Compensation Committee. He will continue to serve as a member of the Board, which he joined in 2005. In February 1998, Mr. Bachmann founded Energy Partners, Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf, and served as its Chairman and Chief Executive Officer from February 1998 until March 2009. In May 2009, Energy Partners, Limited filed for Chapter 11 bankruptcy protection.
     There are no arrangements or understandings between Mr. Bachmann and any other person pursuant to which he was selected as interim Chief Executive Officer. The Company is not aware of any transaction in which Mr. Bachmann has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     On May 29, 2010, the Company also announced that the Board appointed Rishi A. Varma, age 37, as President of the Company, effective May 29, 2010, in addition to his current role as Chief Operating Officer. Mr. Varma joined the Company in May 2005 as the Company’s General Counsel, Corporate Secretary and Director of Corporate Governance, and has since held positions of increasing responsibility. Mr. Varma became a Vice President in June 2006 and was appointed Chief Administrative Officer in March 2007. He was appointed to Senior Vice President and Chief Operating Officer in December 2009. From February 2003 until April 2005, Mr. Varma was Securities Counsel and Director of Corporate Governance with EGL, Inc., an international logistics company. From February 2000 to May 2002, Mr. Varma was an associate in the Business and Technology group of the law firm of Brobeck, Phleger and Harrison, L.P. From August 1997 until January 2000, Mr. Varma was an associate in the corporate department of the law firm of Rosenman & Colin, LLP.
     There are no arrangements or understandings between Mr. Varma and any other person pursuant to which he was selected as President. The Company is not aware of any transaction in which Mr. Varma has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     In connection with the solicitation of proxies, on April 28, 2010, Trico filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and a proxy card for its 2010 annual meeting of stockholders. Trico stockholders are strongly advised to read these documents as they contain important information. Stockholders may obtain Trico’s proxy statement, a form of proxy card and any amendments or supplements and other documents for free at the SEC’s website at www.sec.gov. Copies of Trico’s proxy materials will also be available for free at Trico’s website at www.tricomarine.com or by directing a request to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, Attn: Corporate Secretary, or calling (713) 780-9926. In addition, copies may be requested by contacting, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Trico and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with its 2010 annual meeting. Detailed information regarding the names, affiliations and interests of these persons in the solicitation of proxies is available in Trico’s definitive proxy statement. The contents of the websites referenced above are not deemed to be incorporated by reference into Trico’s definitive proxy statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Trico Marine Services, Inc. dated May 29, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 2, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Suzanne B. Kean
	Name:	Suzanne B. Kean
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Trico Marine Services, Inc. dated May 29, 2010.